UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 10, 2023

AUGUSTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54653	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 555 – 999 Canada Place, Vancouver, BC, Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 687-1717

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 10, 2023, Augusta Gold Corp. (the “Company”) issued a press release (“Press Release”) announcing that it has entered into an agreement with Eight Capital, to act as the lead underwriter and sole bookrunner, on its own behalf and, if applicable, on behalf of a syndicate of underwriters (collectively, the “Underwriters”), pursuant to which the Underwriters have agreed to purchase, on a bought deal underwritten basis, 5,847,954 units of the Company.

The Offering is being made in the United States (“U.S.”) pursuant to a preliminary prospectus supplement to the base prospectus contained in the shelf registration statement on Form S-3 (No. 333-266055) that was filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 8, 2022 and declared effective by the SEC on August 18, 2022, and in Canada pursuant to the final northbound multijurisdictional disclosure system base shelf prospectus dated August 18, 2022 that was filed with the securities regulators in each of the provinces and territories of Canada other than Québec. The Offering is being made only by means of a U.S. and Canadian preliminary prospectus and accompanying base prospectus. Prospective investors should carefully read the preliminary prospectus supplement, the final prospectus supplement, when available, the accompanying base prospectus and related registration statement.

A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Name
99.1	Press Release, dated January 10, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUGUSTA GOLD CORP.

Date: January 10, 2023	By:	/s/ Tom Ladner
	Name:	Tom Ladner
	Title:	VP Legal